UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2012

Yinfu Gold Corporation

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Room 2611, Langham Place Office Tower, 8 Argyle St., Mongkok, Kowloon, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:   Entry into a Material Definitive Agreement

Effective December 15, 2012, Yinfu Gold Corporation (the Company”), through its wholly owned subsidiary, Element Resources International Limited, has entered into a definitive agreement to acquire a 70% interest in Xinjiang Tianshengweiye Investment Co., Ltd, Xinjiang, China, for 58.48 million restricted Yinfu Gold common shares. Xinjiang Tianshengweiye Investment Co., Ltd. owns the following gold and copper claims:

(1)	Copper Mine Reconnaissance in the East of Daqing Gerry River, Qinghe County, Xinjiang Province.
Certificate No. T65120081202020999
Period of Validity: March 2, 2012 to March 2, 2013. 100% interest.

(2)	Gold Mine Reconnaissance in the West of Daqing Gerry River, Qinghe County, Xinjiang Province.
Certificate No. T65120081202020895
Period of Validity: March 2, 2012 to March 2, 2013. 100% interest.

(3)	Tasikake Copper Mine Reconnaissance in Fuyun county, Xinjiang Province.
Certificate No. T65120081202020993,
Period of Validity: March 22, 2012 to March 22, 2013. 100% interest.

(4)	Gold Mine Detailed Survey in the Northwest of Sensha Water Mountain, Heshuo Country, Xinjiang Province.
Certificate No. T65120080202006459
Period of Validity: July 3, 2012 to July 3, 2015. 60% interest.

(5)	Keler Nebrack Gold Mine Detailed Survey in Habar Country, Xinjiang Province.
Certificate No. T65120091102036631
Period of Validity: January 18, 2012 to January 18, 2013. 60% interest.

(6)	Kubatie Lead Zinc Mine Detailed Survey in Fuyun Country, Xinjiang Province.
Certificate No. T65120101002042315
Period of Validity: July 3, 2012 to July 3, 2015. 60% interest.

Yinfu management plans to extend the period of validity for the claims that are expiring in 2013 and apply for exploration and then mining licenses for the six properties. Further, the Company plans to appoint a geological firm to carry out drilling with a goal to produce a 43-101 report.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

10.28	Acquisition Agreement between Element Resources International Limited, a wholly owned subsidiary of the Company and in Xinjiang Tianshengweiye Investment Co., Ltd., dated December 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2012

YINFU GOLD CORPORATION

/s/ Tsap Wai Ping
Tsap Wai Ping
President, Chief Executive Officer, Director